Important Notice Regarding the Availability of Proxy Materials for The Shareholder Meeting to Be Held on July 22, 2008

Federated Tax-Free Instruments Trust
The control number below will allow you to access proxy information for all investments connected with this Meeting.

Registration Here

(for formatting: top of this box should be at lateral marker 2)

  YOUR PROXY CONTROL NUMBER

June 5, 2008
Dear Valued Shareholder,

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet and by other means described below.  We encourage you to access and review all of the important information contained in the proxy materials before voting.  The proxy materials available to you include a proxy statement, a proxy card and a summary of shareholder meeting information. The proxy statement is available at www.proxyonline.com.

If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before July 15, 2008 to facilitate timely delivery.

The Special Meeting of Shareholders (the “Meeting”) of Tax-Free Instruments Trust (the “Fund”), a portfolio of Money Market Obligations Trust (the “Trust”), on July 22, 2008 at 2:00 p.m. Eastern Time will be held at 5800 Corporate Drive, Pittsburgh, PA 15237-7000.  The Meeting will be held for the following purposes:

1.	To approve a new investment advisory contract between Passport Research, Ltd. (as the new investment adviser of the Fund), and the Trust, on behalf of the Fund; and

2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

You may attend the Meeting and vote your shares at that time.  If you cannot attend or do not wish to attend the Meeting, please obtain proxy materials via one of the methods listed below and cast your vote promptly so that your shares may be represented.

Thank you in advance for your participation.
Please address any correspondence regarding this matter to:
Federated TFIT, P.O. Box 238, Lyndhurst, NJ 07021-9902
Sincerely,

John W. McGonigle
Secretary

All proxy materials including the proxy statement can be obtained using one of the methods listed below.

INTERNET

Log-on to the secure voting site www.proxyonline.com using the control number listed above. There you may review the proxy material, request a hard copy of the material and/or enter your voting instructions.  There you may also indicate your instructions to receive all future proxy material from this issuer via mail or e-mail.

PHONE

Call toll-free 1-866-387-7321 and reference the control number listed above to request a copy of the proxy materials. Proxy representatives will be ready to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

@
E-MAIL

To request a copy of the proxy material send an e-mail with your control number in the subject line to:
mailproxy@proxyonline.com
(to receive hard copies via the mail) or emailproxy@proxyonline.com
(to receive electronic copies via e-mail).
To elect either method above for all future proxy material from this issuer please type “Permanent Request” in the body of the email.

SHAREHOLDER PRIVACY: Please note that no personal information other than the control number listed above is required to request proxy materials and/or issue your proxy voting instructions.

If you have any questions about obtaining proxy materials, please contact us at the number above.Federated Notice 5-29

Mutual Funds – PROXY SOLICITATION
Federated Tax Free Instruments Trust
(a/k/a Edward Jones Tax-Free Money Market Fund)

Summary
If you have clients invested in the Tax Free Instruments Trust, (the "Fund"), they will be receiving a proxy to approve a new investment contract between Passport Research Limited ("Passport") and the Fund.  Passport is owned by Edward Jones and Federated Investment Management Company (“FIMCO”), the Fund’s current investment adviser.
As is discussed below, approval of the contract will not result in additional costs to shareholders or additional expenses to the Fund.  The Fund’s independent board of directors supports the approval of the proxy and Federated asks that you encourage your clients to review the proxy materials carefully and vote their shares.

The proxy mailing will begin on June 5, 2008.  Some clients may also receive telephone calls on Federated's behalf from representatives of The Altman Group, a company that specializes in proxy solicitations, to solicit the proxy.  Below is more detail about the proxy.

Details about the Proxy
The purpose of the proposal is to obtain approval of a new investment advisory contract between Passport (as the new investment adviser of the Fund) and the Fund.  The Fund's Board of Trustees determined that approving the new investment advisory contract with Passport is in the best interest of the shareholders because it will support the viability of the Fund by promoting the retention of the Fund’s current assets and by promoting the prospects for attracting new assets to the Fund.

What Clients Should Expect
Clients who own less than 20,000 shares (1 share = $1) of the Fund will receive notices, which will be mailed beginning June 5th.  The notice will include general information about the proxy, information on the website that contains the full proxy materials and a phone number the shareholders can use to obtain proxy materials.

Clients who own 20,000 shares or more of the Fund will receive full packets that contain the proxy materials, which will be mailed beginning June 9th.  The packet will include the full proxy as well as the phone number through which clients can submit their vote.

If necessary, telephone calls from the Altman Group to clients to solicit their proxy will take place beginning on or about June 23rd.

Your Role In The Process
We expect that clients will contact you upon receiving proxy materials and/or calls.  We ask that you encourage clients to review the materials carefully and to vote their shares.  You can tell clients that you are in favor of approving the contract.  However, you must encourage clients to review the materials themselves and to make their own decision.

Client questions relating to the proxy materials should be handled by the financial advisor.  Clients can also be directed to call the number on the notice they receive, which is also listed below.  You may assist the client in speaking with the proxy solicitors.

Anticipated Client Questions and Additional Information

Can the Financial Advisor tell clients that they are in favor of approval of the new investment advisory contract?

•
Yes.  Your opinion of approving the agreement can be disclosed to the client.  However, you must remind the client that they should review the proxy materials carefully and come to their own informed decision.

Will the new contract change Fund fees or expenses?

•	No. There will be no changes in the management fees, shareholder services fees, administration fees, recordkeeping fees or other fees or expenses payable by the Fund, or its shareholders.

What is the process for this proxy?

•
We are using the new SEC approved “shareholder choice” model for this proxy statement mailing.  This means that the majority of shareholders will be receiving a one page notice, rather than the full package of proxy materials.  Only the largest shareholders (shareholders with ≥ $20,000) will receive the full proxy package.  The full package will include a lengthy proxy statement, ballot with the client’s unique control number and a business return envelope.

•	Once the mailing is completed, the Altman Group will begin to call a subset of the largest shareholders to get their votes.
•	Edward Jones’ representatives will call the 100 largest shareowners.
•
It is important to note that since shareowners will be contacted by the Altman Group, instead of their Edward Jones’ representative, many shareowners may have questions or may be somewhat irritated by the calls.  (According to the Altman Group, who are experts in this industry, this is a standard response to virtually every proxy effort.)

How can shareholders vote?

•
If shareholders receive the notice, they will be directed to The Altman Group’s internet site www.proxyonline.com or to a toll-free telephone number 1-866-387-0770 for voting.  (Attachment A is an example notice.)

•	Shareholders receiving the full proxy package (the proxy statement, wrapper and ballot – Attachment B) may vote by:
o	mailing in their completed ballot in their business reply envelope
o	using the Altman Group’s internet site – www.proxyonline.com
o	calling the Altman Group’s 1-866-387-0770.

What is the timing for this proxy?

•	As mentioned in the summary, the mailing will begin on June 5, 2008, and will be completed by June 12, 2008.
•	Solicitation phone calls from the Altman Group will begin on approximately June 23, 2008 and will continue until the needed vote is obtained.
•	The shareholder meeting will be on July 22, 2008.
•
If approved by shareholders at the Special Meeting on July 22, 2008, the new investment advisory contract between Passport and the Trust, on behalf of the Fund, is expected to take effect on July 31, 2008, which is the date of the next update of the prospectus.

How will the new contract affect the management of the Fund?

•
No changes are expected in the type of services provided, the level of services provided, or the day-to-day management of the Fund.  It is expected that the same people will continue to manage the Fund.

What are the differences between the current contract and the new contract?

•
The new investment advisory contract will be the same with two limited exceptions.  First, Passport will be the investment adviser party instead of FIMCO.  Second, since Passport is a limited partnership, a provision will be added requiring Passport to notify the Trust of any changes in the membership of the partnership to the extent required under Section 205 of the Investment Advisers Act of 1940.

Will the client/shareholder pay for the proxy solicitation?

•	No. The shareholders and the Fund will not pay for the proxy solicitation.

What vote is needed to approve the change in advisers?

•
For the change to be approved, the vote must meet the lesser of two standards.  The Fund must receive the favorable vote of either: (1) the holders of 67% or more of the outstanding voting securities present at the Special Meeting of shareholders, if the holders of 50% or more of the outstanding voting securities of the Fund are present or represented by proxy; or (2) the holders of more than 50% of the outstanding voting securities.

•	If we have not received sufficient votes (50%) by the July 22, 2008 meeting date, the meeting would be adjourned (moved to a later date) until sufficient votes could be obtained.
•	With your help, we do not believe that this will be necessary.

Solicitation of Votes

•	Clients may be contacted by Federated's proxy solicitor, The Altman Group, to encourage them to vote their shares.
•	Financial Advisors should be aware of this proxy, and more importantly, that The Altman Group may continue to call the fund shareholders who have not yet voted.

Who can clients call if they have questions about this Proxy Statement?

•	Shareowners will likely call their Edward Jones representative, but they may contact the Altman Group at 1- 866-387-0770.
•
Once an Edward Jones representative answers the shareowner’s questions, it is strongly recommended that the Edward Jones representative connect the shareowner directly to the Altman Group at 1- 866-387-0770 to vote.

Who can Edward Jones representatives call if they have questions about this Proxy Statement?

•	You may call Cash Service at #61 (prompt 2) or you may call a Federated Client Representative at 1-888-893-1122 or the Altman Group at 1- 866-387-0770.

For Internal Use Only – Not for Public Distribution